                                                                    EXHIBIT 10.7

                            PLASTIPAK HOLDINGS, INC.

                        2002 RESTRICTED STOCK BONUS PLAN

                                October 16, 2002


         1. Purpose. The purpose of the PLASTIPAK HOLDINGS, INC., 2002 RESTRICTED STOCK BONUS PLAN (the "Plan") is to promote the best interest of PLASTIPAK HOLDINGS, INC., a Michigan corporation ("Company"), and its shareholders by encouraging employees of the Company to acquire a proprietary interest in the Company through restricted stock, thus identifying their interests with those of shareholders and encouraging the employees to make greater efforts on behalf of the Company. This Plan is not intended to replace, modify or amend the existing Plastipak Holdings, Inc. Amended and Restricted Stock Bonus Plan, as the same may be amended, or amended and restated from time to time. The two Plans shall remain in full force and effect, and shall be administered separately in accordance with their respective terms and conditions.

         2. Employee Definition. As used in this Plan, the term "employee" means an individual with an "employment relationship" with the Company or an affiliate, as defined in Regulation 1.421-7(h) of the Income Tax Regulations, and the term "employment" means employment with the Company.

         3. Administration. The Plan shall be administered by the Board of Directors (or any committee established by the Board for this purpose) of the Company (the "Board"). The Board shall interpret the Plan, prescribe, amend, and rescind rules and regulations relating to the Plan, and make all other determinations necessary or advisable for its administration. The decision of the Board on any question concerning the interpretation of the Plan or any restricted stock award granted under the Plan shall be final and binding upon all Participants.

         4. Participants. Participants in the Plan shall be such employees (including employees who are directors) of the Company, as well as other non-employees who serve as directors or who otherwise provide services to the Company, as the Board may select from time to time, and upon such terms and conditions as the Board may, within its sole discretion, determine from time to time.

         5. Stock. The stock subject to awards of restricted stock under the Plan shall be the Common Stock of the Company (the "Common Stock"). The total amount of Common Stock on which restricted stock may be granted under the Plan shall not exceed 5,450 shares, subject to adjustments in accordance with Section
7. Any restricted stock awards that are forfeited may be added back to the number of available shares hereunder, and awarded again by the Board.

         6. Restricted Stock.

                  (a) Award of Restricted Stock; Acknowledgment of Restrictions Agreement. Subject to the terms and conditions of the Plan, the Board, at any time and from time to time, may grant shares of restricted stock under this Plan to such employees and other eligible individuals (also referred to as "Participants") in such amounts as it shall determine. Each grant of restricted stock shall be evidenced by a Restricted Stock Agreement between the Participant and the Company in such form and containing such provisions not inconsistent with the Plan as the Board shall direct (the "Restricted Stock Agreement") that shall specify the terms and conditions of the grant, including the restriction period, or periods, the vesting periods, the number of restricted stock shares subject to the grant, and such other provisions, including performance goals, as the Board shall determine. The Restricted Stock Agreement will contain a vesting schedule not more restrictive than that set forth in Exhibit A.

                  (b) Transfer and Other Restrictions. Except as specifically provided by the Plan or a Participant's Restricted Stock Agreement, the shares of restricted stock granted hereunder may not be transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable restriction period or for such period of time as shall be established by the Board and specified in the Restricted Stock Agreement. Provided further, the Board shall have the discretion to waive the applicable restriction period with respect to all or any part of a restricted stock grant. All rights with respect to the restricted stock granted to a Participant shall be exercisable during a Participant's lifetime only by the Participant or the Participant's legal representative. The Board shall impose such other restrictions on any shares of restricted stock granted under the Plan as it may deem advisable including, without limitation, restrictions under applicable federal or state securities laws, and may legend the certificates representing restricted stock to give appropriate notice of such restrictions.

                  (c) Legend. In addition to any legends placed on certificates at the direction of the Board, each certificate representing shares of restricted stock shall bear the following legend:

                           The sale or other transfer of the shares of stock
                  represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the Plastipak Holdings, Inc. 2002 Restricted Stock Bonus Plan ("Plan"), any rules and administrative guidelines adopted pursuant to such Plan and a Restricted Stock Agreement dated _____________, _____. A copy of the Plan, such rules and such Restricted Stock Agreement may be obtained from the Secretary of Plastipak Holdings, Inc. ("Company"). Except as otherwise provided in the Plan, and subject to applicable federal and state securities laws, shares covered by each restricted stock grant made under the Plan shall become freely transferable by the Participant after the last day of the restricted period. Subject to the provisions of Exhibit A to the Plan, once the shares are released from the restriction, the Participant shall be entitled to have the legend required by Section 6(c) of the Plan removed from the certificate.

                  (d) Voting Rights and Dividends. During the restriction period, Participants holding shares of restricted stock granted hereunder may exercise full voting rights with respect to the restricted stock. Also, during the restriction period, a Participant shall be entitled to receive all dividends and other distributions paid with respect to shares of restricted stock. If any dividends or distributions are paid in shares of Common Stock during the restriction period, the dividend or other distribution shares shall be subject to the same restrictions on transferability as the underlying shares of restricted stock on which they were paid.

         7. Adjustments.

                  (a) Certain Stock Adjustments. The total amount of Common Stock for which restricted stock may be granted under the Plan, and the number of shares subject to any restricted stock award granted to a Participant shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Common Stock resulting from payment of a stock dividend on Common Stock, a subdivision or combination of shares of Common Stock, or a reclassification of Common Stock, and, pursuant to the paragraph below, in the event of a merger in which the Company shall be the surviving corporation. The foregoing adjustments and the manner of application of the forgoing provisions shall be determined by the Board in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an option.

                  (b) Change in Control.

                           (i) Notwithstanding any other provisions to the contrary in this Plan, upon a Change in Control (as defined below), all restrictions on outstanding restricted stock awards shall immediately lapse (except as may be provided in the Restricted Stock Agreement) and the Board, at its discretion, may make appropriate arrangements for the substitution of a new Common Stock for a Participant's restricted stock; provided, however, that to the extent that the lapse of restrictions is deemed to constitute a "golden parachute payment" under
         Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and such payment, when aggregated with other golden parachute payments to the Participant results in an "excess golden parachute payment" under Section 280G of the Code, any accelerated payment under this Section 7 shall be reduced to the highest permissible amount that shall not subject the Participant to an excess golden parachute excise tax under Section 4999 of the Code and shall entitle the Company to retain its full compensation tax deduction for the payment.

                           (ii) As used herein, "Change in Control" means the occurrence of any one of the following events:

                                    (A) If any person or group of persons (other
                  than members of the Young family, or an "Affiliate" of any member of the Young family, or a trust established by or for a member of the Young family) acting in concert, other than the Company, an Affiliate of the Company, the holders of Common Stock as of the date hereof or an employee benefit plan or employee benefit plan trust maintained by the Company or a subsidiary, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended, except that a person also shall be deemed the beneficial owner of all securities which such person may have a right to acquire, whether or not such right is presently exercisable), directly or indirectly, of securities of the Company representing greater than fifty (50%) percent or more of the combined voting power of the Company's then outstanding securities ordinarily having the right to vote in the election of directors. For purposes hereof, the term "Affiliate", when used with respect to a person or group, shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such person or group; or

                                    (B) A liquidation or dissolution of the
                  Company, sale of all or substantially all of the assets of the Company (other than to an entity whose board of directors or management is controlled by members of the Young family), or a merger, consolidation, share exchange or other combination in which the Company is not the survivor (except for mergers and similar transactions with entities whose board of directors or management is controlled by members of the Young family).

For purposes of this Plan, the term "Young family" shall include, without limitation, William C. Young, his spouse, and descendants.

         8. Rights Prior to Issuance of Shares. No Participant shall have any rights as a shareholder with respect to shares covered by a restricted stock award until the issuance of a stock certificate for such shares. No adjustments shall be made for dividends or other rights with respect to such shares for which the record date is prior to the date the certificate is issued.

         9. Non-Assignability. No restricted stock award shall be transferable by a Participant except by will or the law of descent and distribution. No transfer of a restricted stock award by will or the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will or such evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of a restricted stock award. A Participant's rights to a restricted stock award may not be transferred, pledged, assigned or otherwise alienated or hypothecated until the restrictions lapse; provided, however, no transfer, pledge, assignment, alienation or hypothecation of any Company stock to a competitor shall ever be permitted.

         10. Shareholder Agreement. As a condition precedent to the issuance of any shares of Common Stock pursuant to the Plan, the transferee of such shares shall enter into a Shareholder Agreement, in such form and containing such provisions not inconsistent with the Plan as the Board shall direct, relative to, among other things, certain restrictions on the transfer of the covered shares of Common Stock (the "Shareholder Agreement"). Said Shareholder Agreement shall contain a "bring-along" and "come-along" clause as follows:

                  (a) Bring-Along. In the event that any one or more shareholder(s) propose(s) to sell greater than fifty (50%) percent of the Company's stock, then such shareholder(s) ("Controlling Shareholder(s)") shall promptly give written notice ("Notice") to all Participants ("Participants") at least thirty (30) calendar days prior to the closing of such proposed sale. The Notice shall describe in reasonable detail the proposed sale including, but without limitation, the consideration to be paid and the terms of payment, the name and address of the prospective purchaser(s) and any other material terms of the proposed sale. The Participants shall have the right, exercisable upon written notice to the Controlling Shareholder(s), within ten (10) calendar days after receipt of the Notice, to participate in such sale. If the Participants elect(s) to participate in the sale, he/they shall effect his/their participation in the sale by promptly delivering to the Controlling Shareholder(s) for transfer to the prospective purchaser(s) the stock certificates representing the Participants' stock, properly endorsed for transfer, or, if no such certificates have yet been delivered, a copy of their Restricted Stock Agreement, together with an assignment, executed in blank, conveying any interest they may have in any stock of the Company to which they are or may become entitled. Such shares of stock or other rights to stock shall be transferred to the prospective purchaser(s) for consummation of the sale, and the Controlling Shareholder(s) shall remit to the Participants his/their pro rata share of the "Net Sale Proceeds" paid by the purchaser(s) for all of the Participants' Stock in the Company, as and when such proceeds are paid to the Controlling Shareholder(s). As used herein, the phrase "Net Sale Proceeds" shall mean the gross sale proceeds received for the Company stock reduced by all costs incurred by the Company and/or the Controlling Shareholder(s) to analyze, negotiate and consummate the sale of the Shareholders' stock.

                  (b) Come-Along. At any time the Company's Board of Directors meet, or act by written consent in lieu of a meeting, to approve a Sale of the Business (as hereafter defined), all of the Participants agree to cooperate fully with the Company and the purchaser(s) in any such Sale of the Business and to execute and deliver all documents and instruments as the Company and the purchaser(s) reasonably request to effectuate the Sale of the Business, including, without limitation, the sale of some or all of the Participants' stock as may be requested by the purchaser(s). As used herein, "Sale of the Business" shall mean any transaction or series of transactions which results in the sale of all or substantially all of the assets of the Company and its subsidiaries considered as one enterprise by way of merger, consolidation or otherwise to any person(s) or entity which results in the sale of greater than fifty (50%) percent of the Company's voting capital stock. Upon the Sale of the Business, each Participant will receive his/her pro rata share of the Net Consideration paid by the purchaser(s), as and when such consideration is paid. As used herein, the phrase "Net Consideration" shall mean the gross consideration paid by the purchaser(s) for the stock or assets of the Company reduced by all costs incurred by the Company to analyze, negotiate and consummate the Sale of the Business, and further reduced (in the event of an asset sale) by all amounts needed to repay any and all of the debts of the Company. Net Consideration shall not be deemed to include any payments to key persons in exchange for future services to be rendered for the benefit of the purchaser(s), or in consideration of an agreement by any such key person not to compete.

         11. Securities Laws.

                  (a) Compliance. Anything to the contrary herein notwithstanding, the Company's obligation to sell and/or deliver stock pursuant to the lapse of restrictions on restricted stock is subject to such compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities as the Company deems necessary or advisable. The Company shall not be required to sell and/or deliver stock unless and until it receives satisfactory assurance that the issuance or transfer of such shares will not violate any of the provisions of the Securities Act of 1933, or the rules and regulations promulgated thereunder, the provisions of any state laws governing the sale of securities, or that there has been compliance with the provisions of such acts, rules, regulations and laws.

                  (b) Board Restrictions. The Board may impose such restrictions on any shares of Common Stock acquired pursuant to the lapse of restrictions on a restricted stock award granted under the Plan as it may deem advisable, including, without limitation, restrictions (i) under applicable federal securities laws and (ii) under any blue sky or state securities laws applicable to such shares. No shares shall be issued until counsel for the Company has determined that the Company has complied with all requirements under appropriate securities laws.

         12. Withholding Taxes. The Company shall have the right to withhold from a Participant's compensation or require a Participant to remit sufficient funds to satisfy applicable withholding for income and employment taxes upon the lapse of restrictions on a restricted stock award.

         13. Confidential Information. As a condition precedent to the award of any restricted stock hereunder, a Participant shall, if so requested by the Company, have entered into a proprietary rights and confidentiality agreement in such form requested by the Company. If, prior to the date that the restrictions on a restricted stock award lapse, a Participant breaches the foregoing proprietary rights and confidentiality agreement, the Participant's rights with respect to a restricted stock award shall cease and be forfeited as of the date of such breach. The provisions of this Section 13 shall be in addition to, and not in limitation of, any other agreements between the Company and a Participant.

         14. Noncompetition. As a condition precedent to the award of any restricted stock hereunder, a Participant shall, if so requested by the Company, have entered into a noncompetition agreement in such form requested by the Company. If a Participant breaches the foregoing noncompetition agreement, the Participant's rights with respect to a restricted stock award (including vested and non-vested restricted stock) shall cease and be forfeited as of the date of such breach. The provisions of this Section 14 shall be in addition to and not in limitation of any other agreements between the Company and a Participant.

         15. Termination and Amendment.

                  (a) In General. The Board may terminate the Plan, or the awarding of restricted stock under the Plan, at any time.

                  (b) Amendment or Modification. The Board may amend or modify the Plan at any time and from time to time, but no amendment or modification, without the approval of the shareholders of the Company, shall (i) increase the amount of Common Stock to which restricted stock awards may be granted; or (ii) change the provisions relating to the eligibility of individuals to whom awards may be granted.

                  (c) Consent of Affected Participants. No amendment, modification, or termination of the Plan shall in any manner affect any restricted stock award granted under the Plan without the consent of the Participant holding the restricted stock. A Participant shall indicate his/her consent to an amendment by execution of an "Acknowledgment, Acceptance and Agreement to Abide by Terms." Notwithstanding the foregoing, the consent of a Participant shall not be required by the Board to amend the Plan to comply with any restrictive covenant affecting the repurchase or redemption of the Participant's shares of stock to which the Company or any Company Affiliate is, or in the future may become, contractually bound.

         16. Approval of Plan. This Plan has been approved by the unanimous consent of the Board of Directors and shareholders of the Company, dated October 16, 2002.

         17. Effect on Employment. Neither the adoption of the Plan nor the granting of any restricted stock award pursuant to it shall be deemed to create any right in any individual to be retained or continued in the employment of the Company.

         18. Use of Proceeds. The proceeds received from the sale of Common Stock pursuant to the Plan will be used for general corporate purposes of the Company.


                                        PLASTIPAK HOLDINGS, INC.


                                        By: /s/ William C.  Young
                                           --------------------------------
                                                William C. Young, President

                            PLASTIPAK HOLDINGS, INC.
                        2002 RESTRICTED STOCK BONUS PLAN

                                    EXHIBIT A

                         RESTRICTED STOCK AGREEMENT FOR

         THIS AGREEMENT made the day and year set forth in the Award Grant, attached hereto and incorporated herein, by and between Plastipak Holdings, Inc. ("Company") and ______________ ("Participant").

                              W I T N E S S E T H:

         WHEREAS, Company has made an Award Grant to Participant under the Company's 2002 Restricted Stock Bonus Plan ("Plan"), and

         WHEREAS, the Plan requires that the Participant acknowledge the terms and conditions of the Plan as applied to the Participant by execution of this Restricted Stock Agreement.

         NOW, THEREFORE, IT IS AGREED by the parties hereto, pursuant to the mutual covenants and premises herein contained, that the Participant's Award Grant will be subject to the following:

         1. Purchase Price. Each Restricted Stock Agreement shall provide that the Participant shall pay the Company a per share purchase price, as set by the Board from time to time, for each restricted share. The purchase price shall be due and payable within sixty (60) months after the date of the award.

         2. Trigger Events. The Participant shall sell back to the Company, and the Company shall purchase, the Participant's restricted shares upon the occurrence of the earliest of the following events: termination of employment for any reason or for no reason, with or without cause; retirement; death; disability; institution of litigation or any other proceeding of any kind (whether judicial or administrative) by the Participant against the Company with respect to any employment-related matter (except for a proceeding involving worker's compensation or the right to disability proceeds provided by Social Security or third-party insurers); or breach or threatened breach of the Participant's non-competition or confidentiality agreement. Notwithstanding the foregoing, a Participant's obligation to sell his/her restricted stock back to the Company, and the Company's obligation to purchase such restricted stock, shall terminate upon the closing of an initial public offering of the Company's common stock.

         3. Sales Price. The Sales Price for the restricted shares to be purchased by the Company under Paragraph 2 shall be the sum of the following:
(1) Book value per share as of the last day of the fiscal year coincident with or immediately preceding the Trigger Event, as determined by the then regularly employed auditing firm of the Company, which determination shall be final and binding on all parties, multiplied by the Participant's Vested Percentage; and
(2) Applicable Per Share Addition shown on Schedule A-1; provided, however, that if the Participant is "terminated for cause" (as defined in Paragraph 5) or if the Participant institutes litigation or any other proceeding of any kind (whether judicial or administrative) against the Company with respect to any employment related matter (except for a proceeding involving worker's compensation or the right to disability proceeds provided by Social Security or third party insurers) the Sales Price for all of the Participant's restricted shares shall be $1.00 times the number of shares previously purchased.

         4. Vested Percentage. A Participant's "Vested Percentage" of the Participant's restricted stock award shall be determined as follows:

Years of Participation in This Plan                  Vested Percentage
-----------------------------------                  -----------------
Less than 6 years                                              0%
6 years but less than 7 years                                 20%
7 years but less than 8 years                                 40%
8 years but less than 9 years                                 60%
9 years but less than 10 years                                80%
10 years or more                                             100%

Notwithstanding the foregoing, in the event of a Participant's retirement at or after age 65, death or disability, the Participant's Vested Percentage shall be 100%. "Disability" means permanent and total disability as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended. A Participant shall also be 100% vested in the event of a "Change in Control," as defined in the Plan.

         5. Forfeiture of Award. Each Restricted Stock Agreement shall provide that a Participant's restricted stock award will be forfeited if the Participant is "terminated for cause" or if the Participant institutes litigation or any other proceeding of any kind (whether judicial or administrative) by the Participant against the Company with respect to any employment-related matter (except for a proceeding involving worker's compensation or the right to disability proceeds provided by Social Security or third-party insurers). "Termination for Cause" shall be determined by the Board in its sole discretion, and shall include, by way of illustration and not by way of limitation, termination by the Company of a Participant's employment because of the Participant's personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, violation of any law, rule or regulation (other than minor traffic violations or similar offenses), or breach or threatened breach of the Participant's non-competition or confidentiality agreement.

         6. Conditions Affecting Award, Redemption and Repurchase.

                  A. Award Conditioned on Approval. Each Restricted Stock Agreement shall provide that a Participant's award is subject to the written permission and consent, if required, of the Company's secured creditors and any other person or entity whose permission is required

                  B. Redemption or Repurchase Restrictions in Other Contracts. Each Restricted Stock Agreement shall provide that, notwithstanding anything to the contrary contained in the Restricted Stock Agreement, the Company shall not be obligated to repurchase or redeem any common stock issued pursuant to the terms of the Plan or otherwise, unless such repurchase or redemption, when added to any other repurchases or redemptions for the applicable fiscal year or other specified accounting period, complies with each and every covenant under any loan agreement, indenture, mortgage, or other contract relating to financing arrangements by which the Company or any of the Company Affiliates is, or may in the future become, bound, which restrict payment(s) for the repurchase or redemption of the capital stock (common stock) of the Company. This provision shall apply to all repurchases or redemptions under the Plan, including, without limitation, any repurchase(s) or redemption(s) in connection with a change in control or bring along or come along transaction pursuant to the 2002 Restricted Stock Bonus Plan.

         7. Terms of Payment. The Sales Price for the redemption of the Participant's restricted stock shall be paid by the Company paying, at closing, a down payment to the Participant equal to 20% of the Sales Price, and by delivering a promissory note for the balance, providing for quarterly installments over a period of five (5) years, bearing interest at the then Applicable Federal Rate ("AFR") under IRC Code Section 1274(d). The Company shall reserve the right to prepay the Note, in whole or in part, at any time, and from time to time, without payment of a penalty or premium.

         8. Covenant Not to Compete. For a period of three (3) years following termination of the Participant's employment, the Participant shall not engage in and/or conduct within the continental United States and/or any foreign country in which the Company has substantial business interests, directly or indirectly, individually or in participation with, or in the employ of, others (excluding the Company and its successors), as a partner, employee, shareholder, owner, sole proprietor, trustee, beneficiary, officer, director, joint venturer, sales representative, advisor, consultant or in any similar capacity and/or relationship, the following activities:

                  A. The ownership, management, operation, lease, control of or participation in any business, venture, activity or endeavor which competes with the Business

                  (as hereinbelow defined) of the Company or which is engaged in the same line of Business as the Company.

                  B. Suffers or permits any such business, venture, activity or endeavor described or referred to in Subparagraph (A) above to so compete with the Business of the Company or engage in the same Business as the Company.

                  C. Solicits, influences, requests and/or advises, directly or indirectly, any customer and/or supplier or prospective customer and/or supplier of the Company to change, withdraw, curtail or cancel their business or any part thereof with the Company.

                  D. Solicits, influences, requests and/or advises, directly or indirectly, any Employee and/or prospective employee to terminate his employment with, or choose not to become employed by, the Company.

                  E. Employs, or offers employment to, any Employee or former Employee of the Company, except in connection with the Business of the Company.

                  F. Discloses to any individual, firm, corporation or other entity the name of any customer, supplier or Employee, or prospective customer, supplier or employee, of the Company, except in connection with the Business of the Company.

                  G. Discloses to any individual, firm, corporation or other entity any confidential, financial or proprietary information, including, but not limited to, any trade secret, business method or process, customer list or customer contract, regarding the Business of the Company, except as may be required by his employment with the Company.

         Participant has knowledge of the affairs, trade secrets, customers, potential customers and other proprietary, information of the Company, and Participant acknowledges and agrees that compliance with the covenants set forth in this Paragraph 8 is necessary for the protection of the Business, goodwill and other proprietary interests of the Company, and that any violation of this Paragraph 8 will cause severe and irreparable injury to the Business, goodwill and proprietary interests of the Company, which injury is not adequately compensable by money damages. Accordingly, in the event of a breach (or threatened or attempted breach) of this Paragraph 8, the Company shall, in addition to any other rights and remedies, (i) be entitled to immediate appropriate injunctive relief or a decree of specific performance, without the necessity of showing any irreparable injury or special damages, (ii) not be obligated to issue any further shares hereunder to Participant, (iii) be entitled to cause the forfeiture of any restricted stock award, and (iv) be entitled to cease payments under any note issued under Paragraph 7 hereof.

         Participant acknowledges that, due to Participant's education and job skill, Participant's adherence to the terms of this confidentiality/non-competition provision will not deprive Participant of the opportunity to obtain gainful employment with other companies serving different product or geographic markets after the termination of Participant's employment with the Company.

         Nothing herein shall be deemed to prevent Participant from holding less than five (5%) percent of the outstanding publicly-traded securities of any person, firm, or corporation.

         If, in any judicial proceeding, a court shall refuse to enforce any of the covenants included herein, then said unenforceable covenant(s) shall be deemed modified so as to become enforceable to the maximum extent permitted, and if such modification is not permitted, then such unenforceable covenants shall be deemed eliminated from these provisions for the purpose of the proceeding to the extent necessary to permit the remaining separate covenants to be enforced. It is the intent and agreement of the Company and Participant that these covenants be given the maximum force, effect and application permissible under law.

         The provisions of this Paragraph 8 shall survive the termination of the Company's 2002 Restricted Stock Bonus Plan and Participant's employment with the Company.

         For purposes of this Agreement, the "Business" of the Company shall be defined as the past, present and future business or businesses of the Company, engaged in, or planned for, as of the date of the Participant's termination of employment. The current business is defined, generally, as: The design, manufacture and marketing of blow-molded, polyethylene terephthalate ("PET") and high density polyethylene ("HDPE") containers and recycled PET and HDPE containers, including, by way of illustration and not by way of limitation, containers in the categories listed below:

         1        Carbonated Beverages;
         2.       Consumer Cleaning Products;
         3.       Food Products;
         4.       Dairy, Juice, Bottled Water and Non-Carbonated Beverages;
         5.       Industrial, Automotive and Agricultural Products;
         6.       Health, Personal Care and Distilled Spirits; and
         7.       Beer and Related Beverages.


                                           ACCEPTED AND AGREED:


DATED: ______________                      ____________________________________




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

                                  SCHEDULE A-1

                        2002 RESTRICTED STOCK BONUS PLAN
                                       OF
                            PLASTIPAK HOLDINGS, INC.

                          APPLICABLE PER SHARE ADDITION

                       -----------------------------------

         For Participants: (i) whose shares are redeemed under Paragraph 3 of this Restricted Stock Agreement on or after October 31, 2004, or for Recipients who die, retire at age 65 or thereafter, or become totally and permanently disabled at any time, the per share addition shall be $800.00; (ii) for Recipients whose shares are redeemed under Paragraph 3 of this Restricted Stock Agreement on or after October 31, 2003 and before October 31, 2004, the per share addition shall be $640.00; (iii) for Recipients whose shares are redeemed under Paragraph 3 of this Restricted Stock Agreement on or after October 31, 2002, and before October 31, 2003, the per share addition shall be $480.00; (iv) for Recipients whose shares are redeemed under Paragraph 3 of this Restricted Stock Agreement on or after October 31, 2001 and before October 31, 2002, the per share addition shall be $320.00; (v) for Recipients whose shares are redeemed under Paragraph 3 of this Restricted Stock Agreement on or after October 31, 2000 and before October 31, 2001, the per share addition shall be $160.00; and (vi) there shall be no addition for Recipients whose shares are redeemed under Paragraph 3 of this Restricted Stock Agreement before October 31, 2000.




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